    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1998

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                           PREMIER BANCSHARES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                              58-1793778
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                                                 DARRELL D. PITTARD
                                              PREMIER BANCSHARES, INC.
                                                 2180 ATLANTA PLAZA
                                               950 E. PACES FERRY ROAD
          2180 ATLANTA PLAZA                   ATLANTA, GEORGIA 30326
        950 E. PACES FERRY ROAD                    (404) 814-3090
        ATLANTA, GEORGIA 30326         (NAME, ADDRESS, INCLUDING ZIP CODE AND
            (404) 814-3090                            TELEPHONE
 (ADDRESS(ES), INCLUDING ZIP CODE(S),   NUMBER, INCLUDING AREA CODE, OF AGENT
       AND TELEPHONE NUMBER(S),                     FOR SERVICE)

      INCLUDING AREA CODE(S), OF
   REGISTRANT'S PRINCIPAL EXECUTIVE
               OFFICES)
                                  COPIES TO:
                              STEVEN S. DUNLEVIE
                             ELIZABETH O. DERRICK
                     WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                    1275 PEACHTREE STREET, N.E., SUITE 700
                          ATLANTA, GEORGIA 30309-3574
                                (404) 872-7000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE OFFERING PRICE REGISTRATION
       REGISTERED        REGISTERED (1)  PER UNIT (2)       (2)           FEE
----------------------------------------------------------------------------------
Common Stock, $1.00 par
 value..................    171,897         $24.75       $4,254,450      $1,256
----------------------------------------------------------------------------------

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(1) This Registration Statement is being used in connection with the offering, from time to time, by stockholders (the "Selling Stockholders") of Premier Bancshares, Inc. (the "Company"), of shares of the common stock of the Company (the "Common Stock") which were acquired by the Selling Shareholders in connection with the merger of Traditional Mortgage Corporation with and into the Company's subsidiary, Premier Lending Corporation. The Company will not receive any of the proceeds from the sale of the Common Stock.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and constitutes the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on April 9, 1998.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                 SUBJECT TO COMPLETION, DATED APRIL   , 1998.

PROSPECTUS
                                171,897 SHARES
                           PREMIER BANCSHARES, INC.
                                 COMMON STOCK

                               ----------------

  This Prospectus relates to the offer and sale (the "Offering"), from time to time, by certain stockholders (the "Selling Stockholders") of Premier Bancshares, Inc. (the "Company"), of 171,897 shares (the "Shares") of the common stock of the Company (the "Common Stock") that were acquired by the Selling Shareholders in connection with the merger of Traditional Mortgage Corporation ("Traditional") with and into the Company's subsidiary, Premier Lending Corporation. This Prospectus also relates to the offer and sale by the Selling Stockholders of any and all additional shares of Common Stock issuable with respect to the Shares as a result of any stock split, stock dividend or similar transaction. As used in this Prospectus, the term "Company" refers to that entity and, where the context requires, to its subsidiaries.

  Pursuant to the Prospectus, the Shares may be sold by the Selling Stockholders, from time to time while the Registration Statement to which this Prospectus relates is effective, on the American Stock Exchange or otherwise at prices and terms prevailing at the time of sale, at prices and terms related to such prevailing prices and terms, in negotiated transactions or at fixed prices. Although none of the Selling Stockholders has advised the Company of the manner in which it currently intends to sell the Shares pursuant to this Registration Statement, the Selling Stockholders may choose to sell all or a portion of such Shares from time to time in any manner described herein. See "Plan of Distribution." The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

  The Company's Common Stock is listed under the symbol "PMB" on the American Stock Exchange. On April 9, 1998, the last sales price for the Common Stock as reported by the American Stock Exchange was $25.25.

  The Company will bear all expenses (other than underwriting discounts and selling commissions, state and local transfer taxes, and fees and expenses of counsel or other advisers to the Selling Stockholders) in connection with the registration of the Shares, which are estimated to be approximately $20,000.

  All dealers effecting transactions in the securities offered hereby may be required to deliver a copy of this Prospectus. The names of any agent or dealer and applicable commissions or discounts and other information with respect to a particular offer may be required to be set forth in an accompanying Prospectus Supplement.

                               ----------------

  SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                The date of this Prospectus is April   , 1998.

  Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Company's reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the
Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the American Stock Exchange, Inc. at 86 Trinity Place, New York, New York 10006-1881.

  The Company has filed with the Commission a registration statement on Form S-3 and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to such Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. In each instance, for a more complete description of the matter involved, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement, and the Registration Statement shall be deemed qualified in its entirety by such reference.

                      INCORPORATION OF CERTAIN DOCUMENTS

  The documents listed below are incorporated by reference in this Registration Statement, and all documents concurrently and subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part from the date of filing of such document.

  (a) the Company's Annual Report on Form 10-K, for the year ended December 31, 1997;

  (b) the Company's Current Report on Form 8-K dated February 20, 1998 and Form 8-K/A dated March 5, 1998.

  For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference

(other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Michael E. Ricketson, Executive Vice President and Chief Financial Officer, Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 E. Paces Ferry Road, Atlanta, Georgia 30326. Telephone requests may be directed to (404) 814-3090.

                                  THE COMPANY

  The Company, a Georgia corporation, is a bank and thrift holding company headquartered in Atlanta, Georgia. Premier has three banking subsidiaries:
Premier Bank ("Premier Bank"), The Central and Southern Bank of Georgia ("Central and Southern Bank"), and The Central and Southern Bank of North Georgia F.S.B. ("Central and Southern Bank of North Georgia") (collectively, the "Banking Subsidiaries"). Through the Banking Subsidiaries, the Company operates banking offices located in the Atlanta metropolitan area and in northern and central Georgia. In these markets, the Banking Subsidiaries provide a broad array of community banking services, including loans and deposits to small and medium-sized businesses, residential, construction and development loans, commercial real estate loans, consumer loans and a variety of commercial and consumer deposit accounts.

  In addition, through its wholly-owned mortgage banking subsidiary, Premier Lending Corporation ("Premier Lending"), the Company operates eight mortgage loan production offices in the Atlanta metropolitan area and one in each of Jacksonville, Florida, Charleston, South Carolina, and Mobile, Alabama. Premier Lending is a retail originator of residential mortgage loans which are sold to correspondent mortgage investors and is an approved FNMA and FHLMC seller-servicer of mortgage loans, and is also an approved Department of HUD and VA mortgage originator.

  The principal executive offices of the Company are located at 2180 Atlanta Plaza, 950 E. Paces Ferry Road, Atlanta, Georgia 30326, and its telephone number at such address is (404) 814-3090.

RECENT DEVELOPMENTS

  Reorganization. The Company is in the process of reorganizing certain of its Banking Subsidiaries, the result of which will be the current main office of Central and Southern Bank of North Georgia located in Greensboro, Georgia becoming a branch of Central and Southern Bank. Central and Southern Bank and Central and Southern Bank of North Georgia have entered into a Purchase and Assumption Agreement dated August 11, 1997, whereby Central and Southern Bank will purchase and assume all of the assets and liabilities, respectively, of the Greensboro branch of Central and Southern Bank of North Georgia. Immediately following consummation of the purchase and assumption transaction, Central and Southern Bank of North Georgia will merge with and into Premier Bank pursuant to an Agreement and Plan of Merger by and between the Company, Premier Bank and Central and Southern Bank of North Georgia dated August 11, 1997. Premier Bank will be the resulting institution following the merger. Immediately following consummation of the merger, Central and Southern Bank of North Georgia's federal stock association charter shall be deemed to be canceled and will be surrendered to the OTS. Management anticipates that the above-referenced reorganization will be consummated during the second quarter of 1998.

  Lanier Merger. On December 16, 1997, the Company entered into an Agreement and Plan of Reorganization with Lanier Bank & Trust Company ("Lanier"), a Georgia commercial bank located in Cummings, Georgia. In connection with this agreement, each issued and outstanding shares of Lanier common stock will be exchanged for the right to receive 1.980 shares of the Company Common Stock and Lanier Bank & Trust Company will be merged with and into Premier Bank (the "Lanier Merger"). On February 4, 1998, the Company filed a Form S-4 Registration Statement registering the 1,702,748 shares of the Company Common Stock to be issued to Lanier shareholders in connection with the Lanier Merger. The Lanier Merger has been approved by the Lanier shareholders but closing is subject to other customary conditions and approval by applicable regulatory authorities. The Lanier Merger is expected to close in May of 1998.

  Acquisition of The Bank Holding Company. On December 3, 1997, the Company entered into an Agreement and Plan of Reorganization with The Bank Holding Company ("BHC"), a Georgia bank holding company located in Griffin, Georgia. In connection with the agreement, as amended, each issued and outstanding share of BHC common stock will be exchanged for the right to receive 3.90 shares of the Company's Common Stock, and each outstanding share of BHC preferred stock will be exchanged for the right to receive one share of the Company's preferred stock. Following consummation of this transaction, the two banking subsidiaries of BHC, First Community Bank of Henry County and The Bank of Spalding County, will become subsidiaries of the Company. However, as soon as practicable following the merger with BHC (which is expected to close in May, 1998), the Company intends to merge First Community Bank of Henry County and The Bank of Spalding County with and into Premier Bank. The consummation of the merger with BHC is subject to approval by the BHC shareholders, approval by the Company's shareholders of an increase in the Company's authorized shares of common stock, regulatory approval and other customary closing conditions.

  Acquisition of Button Gwinnett Financial Corporation. On February 5, 1998, the Company entered into an Agreement and Plan of Reorganization with Button Gwinnett Financial Corporation ("Button Gwinnett"), a Georgia bank holding company located in Lawrenceville, Georgia. In connection with the agreement, each issued and outstanding share of Button Gwinnett common stock will be exchanged for the right to receive approximately 3.885 shares of the Company's Common Stock. Following consummation of this merger (which is expected to occur in May, 1998), the sole subsidiary of Button Gwinnett, The Bank of Gwinnett County, will become a subsidiary of the Company. As soon as practicable following the merger with Button Gwinnett, the Company intends to merge The Bank of Gwinnett County with and into Premier Bank.

                                 RISK FACTORS

  Investors should be aware that ownership of the Common Stock of the Company involves certain risks, including those described below, which could adversely affect the value of their holdings of Common Stock. The Company does not make, nor has it authorized any other person to make, any representation about the future market value of the Company's Common Stock. Portions of this Prospectus and the documents incorporated or deemed to be incorporated herein by reference contain certain "forward looking" statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below, other factors discussed in the Prospectus or the documents incorporated or deemed to be incorporated herein by reference herein as well as factors discussed in other filings made with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward looking statements are reasonable, any of the assumptions could prove inaccurate, and therefore, there can be no assurance that the forward looking statements will prove to be accurate. In addition to the other information contained in this Prospectus or the documents incorporated or deemed to be incorporated herein by reference herein, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby.

RELIANCE ON RESIDENTIAL MORTGAGE ORIGINATIONS TO PRODUCE FEE INCOME

  The market for residential mortgages is highly volatile and an increase in interest rates could have a material adverse effect on both non-interest income and interest income and in the growth of the Company's residential mortgage portfolio. In addition, a substantial portion of the Company's other income has been derived from gains on the sale of mortgage loans and mortgage production fees consisting of proceeds from the sale of mortgage servicing rights, loan origination fees and discount points. Due to the cyclical nature of residential mortgage originations, there can be no assurance that the Company will be able to sustain recent levels of gains on the sale of mortgage loans and mortgage production fees.

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

  The Company is a legal entity separate and distinct from its subsidiaries, although the principal source of the Company's cash revenues is dividends from its subsidiaries. The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim.

  Regulations limit the amount of dividends that may be paid by the Banking Subsidiaries without prior regulatory approval. As of December 31, 1997, the Company's Banking Subsidiaries and Premier Lending could declare additional dividends to the Company, without regulatory approval, of approximately $5.7 million.

  The Company's subsidiaries are also subject to restrictions under federal law which limit the transfer of funds by any of the Banking Subsidiaries to the Company and Premier Lending, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by any of the Banking Subsidiaries to the Company or any affiliate of such Banking Subsidiary is limited to 10% of such Banking Subsidiary's capital and surplus and, with respect to the Company and all such non-banking subsidiaries, to an aggregate of 20% of such Banking Subsidiary's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts.

GROWTH

  The Company has grown and may seek to continue to grow by acquiring other financial institutions and branches. However, the market for acquisitions is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be as successful in the future as it has been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

  There is no assurance that the Company will not encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such rapid growth may adversely affect the Company's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. There can be no assurance that the Company will successfully integrate or achieve the anticipated benefits of its growth or expanded operations, and there is no assurance that rapid growth in its loan portfolio will not result in an increase in the Company's loan loss experience.

COMPETITION

  The Company's subsidiaries face substantial competition for loans, deposit, and credit as well as other sources of funding in the communities they serve. Competing providers include other national and state banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and non-financial companies which may offer products functionally equivalent to those offered by the Company's subsidiaries. Many competing providers have greater financial resources than the Company and offer services within and outside the market areas served by the Company's subsidiaries.

DEVELOPMENTS IN TECHNOLOGY

  The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will materially affect the Company's business, financial condition and operating results.

VOLATILITY OF STOCK PRICE

  The market price of the Company's Common Stock could be subject to significant fluctuations in response to the Company's operating results and other factors, and there can be no assurance that the market price of the Company's Common Stock will not decline below the current market price. In addition, the stock market has from time to time experienced price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are publicly traded and may adversely affect the market price of the Company's Common Stock.

DEPENDENCE ON SENIOR MANAGEMENT

  The success of the Company has been largely dependent on the skills, experience and efforts of its senior management. The loss of the services of Mr. Darrell D. Pittard, Chairman and Chief Executive Officer, or other members of senior management of the Company could have a material adverse effect on the Company's business and prospects. The Company believes that its future success will also depend upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

COMPLETION OF MERGER TRANSACTIONS

  The mergers planned by the Company with BHC, Lanier and Button Gwinnett may not be completed or, if completed, may not generate the positive benefits that are anticipated or may negatively impact the Company's operations, financial condition or growth.

CAPABILITY OF THE COMPANY'S DATA PROCESSING SOFTWARE TO ACCOMMODATE THE YEAR
2000

  Like many financial institutions, the Company and its subsidiaries rely upon computers for the daily conduct of their business and for data processing generally. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to "read" the new year and there may be widespread computer malfunctions. Management of the Company has assessed the electronic systems, programs, applications and other electronic components used in the operations of the Company and believes that the Company's hardware and software has been programmed to be able to accurately recognize the year 2000, and that significant additional costs will not be incurred in connection with the year 2000 issue, although there can be no assurances in this regard.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Common Stock offered in this Offering.

                             SELLING STOCKHOLDERS

  The following table sets forth certain information as of March 31, 1998, for each Selling Stockholder. All of the shares of Common Stock owned by the Selling Stockholders may be offered and sold pursuant to this Prospectus. A total of 28,650 of the shares owned by J. Winston Brown (20,055 shares) and Robert W. Slocum (8,595 shares) are being held in escrow pursuant to the Merger Agreement between Traditional and Premier Lending Corporation and may not be sold prior to November 1, 1998.

                                                    NUMBER OF SHARES
                                                           OF
                                                   COMMON STOCK OWNED PERCENTAGE
                                                      PRIOR TO THE    OF COMMON
SELLING STOCKHOLDERS                                    OFFERING        STOCK
--------------------                               ------------------ ----------
J. Winston Brown(1)...............................       97,515            *
Robert W. Slocum..................................       37,485            *
J. W. (Winn) Brown, Jr............................       14,997            *
Erin R. Brown.....................................       14,997            *
Kenneth W. Cramton, Jr............................        1,950            *
Lisa Slocum.......................................        1,872            *
Dwight Hurst......................................        1,618            *
Connie Franklin...................................          936            *
Suzanne Phillips..................................          526            *

--------
* These individual's percentage ownership of Common Stock is less than one percent (1%) of the outstanding shares of the Company's Common Stock.
(1) Mr. Brown is on the Board of Directors of Premier Lending Corporation.

                             PLAN OF DISTRIBUTION

  Pursuant to the Prospectus, the Shares may be sold by the Selling Stockholders, from time to time while the Registration Statement to which this Prospectus relates is effective, on the American Stock Exchange or otherwise at prices and terms prevailing at the time of sale, at prices and terms related to such prevailing prices and terms, in negotiated transactions or at fixed prices. Although none of the Selling Stockholders has advised the Company of the manner in which it currently intends to sell the Shares pursuant to this Registration Statement, the Selling Stockholders may choose to sell all or a portion of such Shares from time to time in any manner described herein. Such sale may be made on the American Stock Exchange or in negotiated transactions, at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The methods by which the Shares may be sold may include, but not be limited to, the following: (a) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; (e) short sales; (f) short sales against the box; (g) puts and calls; and (h) a combination of any such methods. In effecting sales, brokers or dealers engaged by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. From time to time, Selling Shareholders may pledge their shares pursuant to the margin provisions of their respective customer agreements with their respective brokers. Upon a default by a Selling Shareholder, the broker may offer and sell the pledged shares of Common Stock from time to time. The Shares also may be sold by other pledgees, donees, transferees or other successors in interest of a Selling Stockholder.

  Any Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

  The Company is bearing all of the costs relating to the registration of the Common Stock. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares will be borne by the Selling Shareholder. The Company will not receive any of the proceeds from this Offering.

  The Selling Shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any such broker, dealer, underwriter, agent or market maker purchases any of the Common Stock as principal, any profits received on the resale of such Common Stock, may be deemed to be underwriting commissions or discounts under the Securities Act.

  Because the Selling Shareholder may be deemed to be underwriters, the Selling Shareholder will be subject to a prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the Common Stock, such Selling Shareholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which prohibits, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M prohibits, with certain exceptions, any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, counsel for the Company.

                                    EXPERTS

  The consolidated financial statements of the Company and subsidiaries at December 31, 1997, and for the year then ended, appearing in the Company and subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of the Company and subsidiaries at December 31, 1996, and for each of the two years in the period ended December 31, 1996, appearing in the Company and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Mauldin & Jenkins, LLC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFOR-MATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents.........................................   2
The Company................................................................   3
Risk Factors...............................................................   5
Use of Proceeds............................................................   7
Selling Stockholders.......................................................   7
Plan of Distribution.......................................................   7
Legal Matters..............................................................   8
Experts....................................................................   8

                                ---------------

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                                171,897 SHARES

                           PREMIER BANCSHARES, INC.

                                 COMMON STOCK

                                ---------------

                                  PROSPECTUS
                                APRIL   , 1998

                                ---------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses in connection with this offering are as set forth in the following table:

      Securities and Exchange Commission Registration Fee............. $ 1,256
      American Stock Exchange Listing Fee............................. $ 8,750
      Accounting Fees and Expenses.................................... $ 3,500*
      Legal Fees and Expenses......................................... $ 3,000*
      Printing and Engraving Expenses................................. $ 2,000*
      Transfer and Registrar Fees..................................... $   500*
      Miscellaneous................................................... $   875
                                                                       -------
          Total....................................................... $20,000
                                                                       =======

--------
*  All amounts other than SEC and AMEX fees are estimated.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The provisions of the Georgia Business Corporation Code (the "Georgia Code") and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Registrant's Bylaws, the Registrant is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of the Registrant, to the extent that they have been successful, on the merits or otherwise, in such defense. The Registrant's Bylaws also permit indemnification of its directors and officer against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Registrant or who, while directors or officers of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

  The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

  The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

  The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act.

  The Registrant's Articles of Incorporation provide that no director of the Company shall be personally liable to the Registrant or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Registrant; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived any improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                   EXHIBITS

      4.1 Articles of Incorporation of the Company (Incorporated by reference as Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 31, 1996).
      4.2 Bylaws of the Company (Incorporated by reference as Ex-hibit 3.2 to the Company's Form 10-QSB for the quarter ended September 30, 1996).
      4.3      Amendment to Bylaws (Incorporated by reference as Exhibit
               3.3 to the Company's Form 10-K for the year ended December
               31, 1997).
      5.1 Opinion of Womble Carlyle Sandridge & Rice, PLLC as to the validity of the issuance of the Common Stock.
     23.1      Consent of Ernst & Young LLP.
     23.2      Consent of Mauldin & Jenkins, LLC .
     23.3 Consent of Womble Carlyle Sandridge & Rice, PLLC (to be included in their opinion filed herewith as Exhibit 5.1).

ITEM 17. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for fling on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on April 13, 1998.

                                          Premier Bancshares, Inc.

                                                  /s/ Darrell D. Pittard
                                          By: _________________________________
                                               Darrell D. Pittard, Chairman

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS DARRELL D. PITTARD AND ROBERT C. OLIVER AND EACH OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND ANY SUBSEQUENT REGISTRATION STATEMENTS PURSUANT TO RULE 462 UNDER THE SECURITIES ACT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGAINST, OR ANY OF THEM, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ N. Michael Anderson        Director                        April 13, 1998
____________________________________
        N. Michael Anderson

      /s/ George S. Carpenter        Director                        April 13, 1998
____________________________________
        George S. Carpenter

     /s/ James L. Coxwell, Sr.       Director                        April 13, 1998
____________________________________
       James L. Coxwell, Sr.

        /s/ Donald N. Ellis          Director                        April 13, 1998
____________________________________
          Donald N. Ellis

     /s/ William M. Evans, Jr.       Director                        April 13, 1998
____________________________________
       William M. Evans, Jr.

       /s/ John H. Ferguson-         Director                        April 13, 1998
____________________________________
          John H. Ferguson

        /s/ James H. Freeman         Director                        April 13, 1998
____________________________________
          James E. Freeman


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ Robert E. Flournoy, III      Director                        April 13, 1998
____________________________________
      Robert E. Flournoy, III

          /s/ A. F. Gandy            Director                        April 13, 1998
____________________________________
            A. F. Gandy

        /s/ Robin R. Howell          Director                        April 13, 1998
____________________________________
          Robin R. Howell
          Billy H. Martin            Director                        April 13, 1998
____________________________________
          Billy H. Martin

        /s/ Thomas J. Martin         Director                        April 13, 1998
____________________________________
          Thomas J. Martin

        /s/ C. Steve McQuaig         Director                        April 13, 1998
____________________________________
          C. Steve McQuaig

        /s/ Robert C. Oliver         Director, President and         April 13, 1998
____________________________________  Chief Operating Officer
          Robert C. Oliver

      /s/ Thomas E. Owen, Jr.        Director                        April 13, 1998
____________________________________
        Thomas E. Owen, Jr.

       /s/ Darrell D.Pittard         Chairman and Chief Executive    April 13, 1998
____________________________________  Officer (principal
         Darrell D. Pittard           executive officer)

      /s/ Michael E. Ricketson       Chief Financial Officer and     April 13, 1998
____________________________________  Executive Vice President
        Michael E. Ricketson          (principal financial and
                                      accounting officer)
